Exhibit 10.2

PROMISSORY NOTE MODIFICATION AGREEMENT

This Promissory Note Modification Agreement (“Agreement”), is made this 5th day of June, 2024, by and between the CITY OF CANTON, OHIO, a municipality duly organized and validly existing under the Ohio Constitution and other applicable Ohio laws, whose address is 218 Cleveland Avenue SW, Canton, OH 44702 (hereinafter the “Lender”, which term shall include any holder hereof) and HALL OF FAME RESORT & ENTERTAINMENT COMPANY, Delaware corporation whose address is 2014 Champions Gateway, Canton, OH 44708 (“Borrower”).

RECITALS:

WHEREAS, on September 15, 2022, Borrower executed and delivered to the Lender its certain Term Loan Note in the original principal amount of Five Million Dollars ($5,000,000.00) (the “Term Loan Note”), evidencing a term loan in said amount (the “Term Loan”); and

WHEREAS, on September 15, 2022, Borrower executed and delivered to the Lender a Business Loan Agreement (the “Loan Agreement”), setting forth additional covenants and warranties of Borrower in regard to the Term Loan and/or Indebtedness of Borrower to the Lender as that term is defined therein; and

WHEREAS, for purposes of this Agreement the Term Loan Note, as amended hereby and the Loan Agreement, as amended by the First Amendment to Business Loan Agreement of even date herewith, as the foregoing may have been or may hereafter be amended, shall hereinafter collectively be included within the definition of Loan Documents as set forth in the Loan Agreement, and

WHEREAS, since the date of the Term Loan Note and pursuant to the terms thereof, Borrower has only made interest payments thereunder; therefore, the outstanding principal remaining under the Term Loan Note is Five Million Dollars ($5,000,000.00); and

WHEREAS, the Lender and the Borrower desire to amend the Term Loan Note to extend the term and the Maturity Date, to provide for a two-year, interest-free period, to reduce the interest rate to be applied to the unpaid principal balance of the Term Loan Note, to change the schedule for payment of principal and interest thereunder, and to make further changes to the terms of the Term Loan Note.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

1. INCORPORATION OF RECITALS. The above Recitals are true and accurate and are hereby incorporated into this Agreement.

2. DEFINED TERMS. As used herein any capitalized terms that are not defined in this Agreement shall have the meaning set forth therefore in the applicable Loan Document.

3. CHANGES TO THE INTEREST RATE, PAYMENT TERMS, AND MATURITY DATE.

The Term Loan Note is hereby amended by deleting Section 1 thereof in its entirety and by replacing it with the following new Section 1, which shall be enforceable and applicable from and after the date of the execution of this Agreement:

1.	Principal and Interest. Principal and interest shall be due and payable as follows:

(a)	Provided Borrower is not in default under this Term Loan Note or under any of the Loan Documents, for the period of time from May 28, 2024 until June 30, 2026 (the “Interest Free Period”), no interest shall accrue on the unpaid principal balance due and owing under this Term Loan Note, nor shall any principal payments be due hereunder.

(b)	Commencing on, and including July 1, 2026, the outstanding principal balance of this Term Loan Note will bear interest based upon a year of 360 days with interest being charged for each day the principal amount is outstanding including the date of actual payment. The interest rate shall be a rate equal to five percent (5%) per annum, compounded quarterly.

(c)	Commencing on October 1, 2026 and continuing quarterly thereafter on the first day of January, the first day of April, the first day of July, and the first day of October each year thereafter, Borrower shall pay the Lender quarterly principal and interest payments in the amount of Ninety-Nine Thousand Eight Hundred Fifty and 53/100 U.S. Dollars ($99,850.53) until July 1, 2046, at which time the entire remaining balance of all principal, accrued and unpaid interest, and all other amounts then owing to the Lender pursuant to this Term Loan Note, the Loan Agreement, and/or any other Loan Document, as amended, shall be due and payable in full. The “Maturity Date” shall be July 1, 2046 or such earlier date as the amounts due hereunder may become due and payable in accordance with the terms hereof (whether by acceleration or otherwise).

(d)	Notwithstanding Section 1(a) above, upon the occurrence of an Event of Default hereunder, interest at the Default Rate shall accrue or shall be deemed to have accrued on the unpaid principal balance due and owing under this Term Loan Note during the Interest Free Period and during the period in which an Event of Default is ongoing.

4. DEFAULT INTEREST RATE. Section 4 of the Term Loan Note is hereby amended to delete the reference to “Section 1(a)” therein and replace it with a reference to “Section 1(b)”.

5. EVENT OF DEFAULT. Section 8 of the Term Loan Note is hereby amended to add the following provisions as subsections (l) and (m) thereto.

(l)	a change in control, as defined in the Loan Agreement, of Borrower or any of its direct or indirect parent companies or Affiliates, including but not limited to Borrower or its parent company becoming a privately held entity, which leads the Lender to reasonably believe that the prospect of Borrower’s payment of sums due and owing hereunder and/or otherwise complying with the terms of the Loan Documents will be materially impaired; and

(m)	Borrower’s prepayment of all, or any portion, of the principal balance owed thereby on or under any loan or indebtedness currently owed by Borrower to the Stark Community Foundation (the “Foundation”) and/or Stark County Port Authority (the “Port Authority”) other than such principal payments that are periodically due and payable under the terms of Borrower’s debt instruments with the Foundation and/or the Port Authority, as such debt instruments were modified by Borrower and the Foundation and/or the Port Authority to extend the term and maturity date, unless Borrower simultaneously prepays the same proportionate percentage of the amount of the principal balance then due and owing under this Term Loan Note to the Lender.

6. LENDER’S REMEDIES. Section 9 of the Term Loan Note is hereby amended by deleting the introductory sentence to Section 9(a) thereof and replacing it with the following:

9.	(a) Upon the occurrence of an Event of Default, (i) interest at the Default Rate shall accrue or shall be deemed to have accrued on the unpaid principal balance owed under this Term Loan Note during the Interest Free Period and during the period in which an Event of Default is ongoing, (ii) the Lender shall be released from any and all obligations to Borrower under the terms of this Term Loan Note, the Loan Agreement and/or under any other Loan Document, and (iii) subject to applicable notice and cure periods contained herein and/or in the Loan Agreement, the Lender shall have the right and option to do any or all of the following:

7. RATIFICATION OF LOAN DOCUMENTS.

(a) Except as amended by this Agreement, the Term Loan Note and the other Loan Documents, as the same may be amended by separate instrument on this same date, are in all respects ratified and confirmed by the parties hereto, including but not limited to the Warrants of Attorney authorizing any attorney-at-law to appear in any court to confess the judgment against Borrower, and are in all instances valid and enforceable.

(b) Borrower represents and warrants that Borrower is not as of the date of the execution of this Agreement in breach of any of the terms of the Loan Documents and/or of any of Borrower’s obligations thereunder.

(c) Borrower represents and warrants to the Lender that it has no claim or offset against, or defense, or counterclaim to, any obligation or liability owed by Borrower to the Lender under this Term Loan Note, the Loan Agreement, and/or under any Loan Documents, and that Borrower hereby waives and releases the Lender and all of its affiliates, officers, directors, agents, attorneys, employees, subsidiaries and representatives from any and all claims, offsets, defenses, and counterclaims of which such Borrower is aware or unaware, such waiver and release being in effect on the date hereof, Borrower having consulted legal counsel with respect thereto.

8. NO WAIVER BY THE LENDER. Except for the agreements set forth herein, this Agreement shall not be deemed to be a waiver of any of the Lender’s rights and/or remedies under the Loan Documents, unless such waiver is given, in writing and signed, by the Lender. The Lender is not hereunder waiving any of its rights or remedies relating to or arising out of any past, present or future Events of Default under any of the Loan Documents.

9. NECESSARY CONSENTS. Borrower hereby represents and warrants that it has obtained all necessary consents from any and all senior and other lenders, including but not limited to any lender that the Lender hereunder may have entered into a Subordination Agreement with, consenting to the the amendment to the Term Loan Note and the terms set forth herein, and waiving any claim that Borrower and/or the Lender have violated any agreement, document or instruments between Borrower and/or the Lender and such lender.

10. FURTHER ASSURANCES. Borrower agrees to execute and deliver such other instruments, documents or agreements and to take such actions as may from time to time, reasonably be required in order to effectuate the purpose and satisfy Borrower’s obligations under the terms of this Agreement.

11. SUCCESSORS AND ASSIGNS. This Agreement shall be applicable and inure to the benefit of the successors and assigns of the parties hereto.

12. WARRANT OF ATTORNEY. As set forth in Section 17 of the Term Loan Note, Borrower hereby irrevocably authorizes and empowers any attorney-at law, including an attorney hired by Lender, to appear in any court of record, after the obligations become due, and to confess judgment against Borrower for the unpaid amount due and owing on this Term Loan Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Term Loan Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower hereby waives the right to any injunction which would prevent Lender from taking judgment under this Term Loan Note by confession, and any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Term Loan Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

13. AMENDMENT. This Agreement may only be modified by written agreement executed by both parties hereto and shall not be deemed to have been amended by course of dealing or conduct of the parties.

14. CONTINUING VALIDITY. Except as modified by this Agreement, all remaining terms of the Term Loan Note, and the Term Loan Note, as modified hereby shall continue to be valid and enforceable and Borrower hereby confirms and ratifies the continuing validity thereof.

SIGNATURES ON THE NEXT PAGE

PRIOR TO SIGNING THIS PROMISSORY NOTE MODIFICATION AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS PROMISSORY NOTE MODIFICATION AGREEMENT. BORROWER AGREES TO THE TERMS OF THE PROMISSORY NOTE MODIFICATION AGREEMENT. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE MODIFICATION AGREEMENT.

IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement on this 5th day of June, 2024.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

HALL OF FAME RESORT & ENTERTAINMENT
COMPANY

By:	/s/ Michael Crawford
Michael Crawford
Its:	President & Chief Executive Officer

LENDER:

CITY OF CANTON, OHIO

By:	/s/ Mayor William V. Sherer, II
William V. Sherer II
Its:	Mayor, Canton OH

Approval as to form:

/s/ Jason P. Reese
Jason P. Reese
Law Director City of Canton, Ohio
June 5, 2024

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